UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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THE E.W. SCRIPPS COMPANY
(Name of Registrant as Specified in Its Charter)

GAMCO ASSET MANAGEMENT INC. MARIO J. GABELLI COLLEEN BIRDNOW BROWN RAYMOND H. COLE VINCENT L. SADUSKY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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GAMCO Asset Management Inc., together with the other participants named herein (collectively, “GAMCO”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and an accompanying BLUE proxy card to be used to solicit votes for the election of GAMCO’s slate of three highly-qualified director nominees to the Board of Directors of The E.W. Scripps Company, a Ohio corporation (the “Company”), at the Company’s upcoming 2018 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On April 21, 2018, GAMCO published the following message on Twitter:

On April 23, 2018, the following quote from Mario J. Gabelli was included in the article “What does activist investor Mario Gabelli want from E.W. Scripps Co.? Three board seats, better BCF,” WCPO Cincinnati, Dan Monk, available at https://www.wcpo.com/news/insider/what-does-activist-investor-mario-gabelli-want-from-ew-scripps-co:

“I'm a money manager, not a broadcaster. Once these guys are on the board and they have access to the data that Brian Lawlor has, they can help him figure out how to improve revenue, how to look at the cost structure."